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                                                                   EXHIBIT 5.1


                        [LETTERHEAD OF KING & SPALDING]


(404) 572-4600                                                 (404) 572-5100

                                February 7, 1997



AGCO Corporation
4830 River Green Parkway
Duluth, Georgia  30136

         Re:      AGCO Corporation -- Registration Statement on
                  Form S-3 relating to 5,375,000 shares of Common Stock


Ladies and Gentlemen:

         We have acted as counsel for AGCO Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed public offering and sale of up to (i) 4,500,000 shares of the Company's Common Stock, par value $.01 per share (the "Company Shares") by the Company, and up to 200,000 shares of the Company's Common Stock, par value $.01 per share (the "Selling Stockholder Shares") by a certain stockholder of the Company and (ii) 675,000 shares of the Company's Common Stock, par value $.01 per share, subject to an overallotment option (the "Option Shares" and together with the Company Shares and the Selling Stockholder Shares, the "Shares"), pursuant to (i) the U.S. Purchase Agreement (the "U.S. Purchase Agreement") to be entered into among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated , Donaldson, Lufkin & Jenrette Securities Corporation and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters and (ii) the International Purchase Agreement (the "International Purchase Agreement" and together with the U.S. Purchase Agreement, the "Purchase Agreements") to be entered into among the Company and Merrill Lynch International, Donaldson, Lufkin & Jenrette Securities Corporation and Morgan Stanley & Co. International, as representatives of the international managers.

         In connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied upon statements and representations of representatives of the Company and of public officials.


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AGCO Corporation
February 7, 1997
Page 2
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         The opinions expressed herein are limited in all respects to the
Delaware General Corporation Law, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         Based upon and subject to the foregoing, we are of the opinion that:

             (i) Upon the issuance of the Company Shares and the Option Shares against payment therefore as provided in the Purchase Agreements, the Company Shares and the Option Shares will be duly authorized, validly issued, fully paid and nonassessable.

             (ii) The Selling Stockholder Shares are duly authorized, validly issued, fully paid and nonassessable.

         This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This letter is being rendered solely for the benefit of the Company in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus that is included in the Registration Statement.

                                Very truly yours,


                                KING & SPALDING